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                                                                 Exhibit 99.B(j)

INDEPENDENT AUDITORS' CONSENT

Rydex Series Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 33-59692 of our reports dated May 21, 1999 appearing in the Rydex Series Trust's Annual Reports to Shareholders for the periods ended March 31, 1999 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
July 30, 1999